CONTACT:	Jim Pach	Devin Sullivan
	Principal Financial Officer	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE
FUEL TECH REPORTS 2019 THIRD QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill. - November 13, 2019 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control and water treatment in utility and industrial applications, today reported financial results for the third quarter (“Q3 2019”) and nine months ended September 30, 2019.
“Our results for Q3 2019 reflect the ongoing delays in closing new Air Pollution Control (“APC”) business awards,” said Vincent J. Arnone, Chairman, President and CEO of Fuel Tech. “The strong financial condition and the operating leverage that we have created via our domestic and international restructuring efforts over these past several years has served to mitigate the impact caused by these delays. We are beginning to see modest progress with respect to business development, as evidenced by our recent contract announcement. Near-term challenges notwithstanding, we remain confident in the long-term APC opportunity and continue to track an active global sales pipeline of approximately $80 million to $100 million in potential project work. We expect to close on new contract awards before the end of 2019.”
Mr. Arnone continued, “The suspension of our underperforming China operation (“Beijing Fuel Tech”) is nearing completion and, as expected, the associated losses narrowed significantly in Q3 2019. The wind down of these operations is expected to be completed by the end of 2019 and will result in the removal of approximately $2 million in annual operating losses, the full benefit of which we will realize in 2020. Our liquidity is strong, and we ended the third quarter with $15.3 million in total cash and no debt.”
Q3 2019 Consolidated Results Overview

Consolidated revenues declined to $6.4 million from $16.1 million in Q3 2018, primarily reflecting significantly lower revenues at APC. Results for Q3 2019 and Q3 2018 included revenues from Beijing Fuel Tech of approximately $0 and $1.1 million, respectively.
Gross margin was 44.8% of revenues compared to 33.7% of revenues in Q3 2018, reflecting the mix between APC and FUEL CHEM revenues recognized during the quarter.
SG&A expenses declined by 7.0% to $3.8 million from $4.1 million in Q3 2018.
Net loss from continuing operations was $(1.3) million, or $(0.05) per diluted share, compared to net income from continuing operations of $1.1 million, or $0.04 per diluted share, in Q3 2018. Net loss from continuing operations in Q3 2019 included losses at Beijing Fuel Tech of $0.2 million.
Capital projects backlog at September 30, 2019 was $6.8 million, $5.4 million of which was domestic. Capital projects backlog at September 30, 2019 does not include new awards in the amount of approximately $2 million announced subsequent to the close of the quarter.
APC segment revenues declined to $1.8 million from $10.9 million in Q3 2018, primarily the result of a lower capital projects backlog and a delay in new contract awards. APC gross margin was $0.6 million, or 34.1%, as compared to $2.8 million, or 25.4%, in Q3 2018. APC results for Q3 2019 included $0 revenues from Beijing Fuel Tech and an operating loss of $0.2 million. In Q3 2018, revenues from Beijing Fuel Tech were $1.1 million and the operating loss was $0.4 million.
FUEL CHEM segment revenues were $4.6 million compared to $5.2 million in Q3 2018. This segment will likely continue to be affected by a reduction in electricity demand from coal-fired combustion units and low natural gas prices, which leads to fuel switching, unscheduled outages, and combustion units operating at less than capacity. Segment gross margin was 49.0% in Q3 2019 and 51.1% in Q3 2018.
Adjusted EBITDA loss was $(0.8) million compared to Adjusted EBITDA of $1.3 million in Q3 2018.
Nine Month 2019 Overview
Consolidated revenues for the first nine months of 2019 were $25.6 million as compared to $40.7 million in the same period last year, due primarily to the reasons cited above.
Gross margin was 42.3% as compared to 34.8% of revenues, due to the mix between APC and FUEL CHEM revenues recognized during the year and to year on year improvement in APC gross margins.
SG&A expenses for the 2019 nine-month period declined 7.6% to $12.7 million from $13.8 million in comparable 2018 period. On a total dollar basis, SG&A for the 2019 nine-month period decreased by $1.1 million.

Net loss from continuing operations was $(3.5) million, or $(0.15) per share, compared to a net loss from continuing operations of $(0.8) million, $(0.04) per share, in the 2018 nine-month period.
Results for the 2019 and 2018 nine-month periods included revenues from Beijing Fuel Tech of $0.3 million and $2.4 million, respectively, and operating losses of $1.5 million and $1.6 million, respectively.
Adjusted EBITDA loss was $(2.3) million compared to Adjusted EBITDA of $0.2 million in last year’s nine-month period.
Mr. Arnone concluded, “Regarding our progress in developing our DGI™ Dissolved Gas Infusion (water) technology business, we continue to advance conversations with multiple potential customers across a variety of industries, with a primary focus currently on the pulp & paper industry and the oil & gas industry. In addition to our own discovery and selling efforts, we have added two subject matter experts on a consulting basis to aid in the identification and diagnosis of specific problems that our DGI system can address in these industries. We target to have a demonstration up-and-running by the end of this year or early in 2020. While we do not expect our water treatment technology venture to have a significant impact on near-term results, we do look forward to it being a significant contributor in future years.”
Financial Condition
At September 30, 2019, total cash was $15.3 million including restricted cash of $2.5 million, down from restricted cash of $6.0 million at December 31, 2018 reflecting the Company’s new credit agreement and reductions in outstanding letters of credit with existing customers. Stockholders’ equity was $30.7 million, or $1.27 per share, and the Company had zero debt.
Conference Call
Management will host a conference call on Thursday, November 14, 2019 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

•	(877) 423-9820 (Domestic)

•	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question and answer session. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech
Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share data)

	September 30, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$12,850	$12,039
Restricted cash	988	6,020
Accounts receivable, net of allowance for doubtful accounts of $1,175 and $1,411, respectively	10,124	18,399
Inventories, net	291	957
Prepaid expenses and other current assets	1,834	3,184
Income taxes receivable	130	118
Total current assets	26,217	40,717
Property and equipment, net of accumulated depreciation of $25,993 and $26,528, respectively	5,712	5,976
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $6,611 and $6,608, respectively	966	1,164
Restricted cash	1,494	—
Right-of-use operating lease assets	1,104	—
Assets held for sale	—	485
Other assets	270	1,261
Total assets	$37,879	$51,719
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,618	$9,499
Accrued liabilities:
Operating lease liabilities - current	376	—
Employee compensation	661	1,563
Other accrued liabilities	2,419	6,099
Total current liabilities	6,074	17,161
Operating lease liabilities - non-current	715	—
Deferred income taxes	171	171
Other liabilities	278	335
Total liabilities	7,238	17,667
COMMITMENTS AND CONTINGENCIES (Note 14)
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 24,843,668 and 24,825,891 shares issued, and 24,186,824 and 24,170,585 shares outstanding, respectively	248	248
Additional paid-in capital	139,349	138,992
Accumulated deficit	(105,985)	(102,495)
Accumulated other comprehensive loss	(1,561)	(1,285)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(1,486)	(1,484)
Total stockholders’ equity	30,641	34,052
Total liabilities and stockholders’ equity	$37,879	$51,719

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per-share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$6,452	$16,070	$25,555	$40,708
Costs and expenses:
Cost of sales	3,563	10,654	14,754	26,545
Selling, general and administrative	3,822	4,105	12,735	13,789
Restructuring charge	—	—	625	—
Research and development	352	265	823	814
Intangible assets abandonment	76	—	127	317
	7,813	15,024	29,064	41,465
Operating income (loss) from continuing operations	(1,361)	1,046	(3,509)	(757)
Interest expense	(4)	—	(8)	—
Interest income	19	1	30	3
Other expense	71	8	(1)	(59)
Income (loss) from continuing operations before income taxes	(1,275)	1,055	(3,488)	(813)
Income tax expense	(21)	—	(23)	(2)
Net income (loss) from continuing operations	(1,296)	1,055	(3,511)	(815)
Income (loss) from discontinued operations (net of income tax benefit of $0 in 2019 and 2018)	18	(10)	(1)	(109)
Net income (loss)	$(1,278)	$1,045	$(3,512)	$(924)
Net income (loss) per common share:
Basic
Continuing operations	$(0.05)	$0.04	$(0.15)	$(0.04)
Discontinued operations	$—	$—	$—	$—
Basic net income (loss) per common share	$(0.05)	$0.04	$(0.15)	$(0.04)
Diluted
Continuing operations	$(0.05)	$0.04	$(0.15)	$(0.04)
Discontinued operations	$—	$—	$—	$—
Diluted net loss per common share	$(0.05)	$0.04	$(0.15)	$(0.04)
Weighted-average number of common shares outstanding:
Basic	24,187,000	24,171,000	24,183,000	24,162,000
Diluted	24,187,000	24,588,000	24,183,000	24,162,000

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$(1,278)	$1,045	$(3,512)	$(924)
Other comprehensive income (loss):
Foreign currency translation adjustments	(337)	(263)	(276)	(441)
Unrealized losses from marketable securities, net of tax	—	—	—	(3)
Total other comprehensive income (loss)	(337)	(263)	(276)	(444)
Comprehensive income (loss)	$(1,615)	$782	$(3,788)	$(1,368)

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2019	2018
Operating Activities
Net loss	$(3,512)	$(924)
Loss from discontinued operations	1	109
Net loss from continuing operations	(3,511)	(815)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	644	502
Amortization	118	158
Loss (gain) on disposal of equipment	4	(11)
Provision for doubtful accounts, net of recoveries	—	(62)
Intangible assets abandonment	127	317
Stock-based compensation, net of forfeitures	357	135
Changes in operating assets and liabilities:
Accounts receivable	8,601	(7,192)
Inventories	654	280
Prepaid expenses, other current assets and other non-current assets	1,804	1,840
Accounts payable	(6,812)	3,896
Accrued liabilities and other non-current liabilities	(4,306)	(1,378)
Net cash used in operating activities - continuing operations	(2,320)	(2,330)
Net cash used in operating activities - discontinued operations	(21)	(334)
Net cash used in operating activities	(2,341)	(2,664)
Investing Activities
Purchases of equipment and patents	(431)	(392)
Proceeds from the sale of equipment	—	1
Net cash used in investing activities - continuing operations	(431)	(391)
Net cash provided by investing activities - discontinued operations	505	—
Net cash provided by (used in) investing activities	74	(391)
Financing Activities
Taxes paid on behalf of equity award participants	(2)	(12)
Net cash used in financing activities	(2)	(12)
Effect of exchange rate fluctuations on cash	(458)	(601)
Net decrease in cash, cash equivalents and restricted cash	(2,727)	(3,668)
Cash, cash equivalents, and restricted cash at beginning of period	18,059	14,386
Cash, cash equivalents and restricted cash at end of period	$15,332	$10,718

FUEL TECH, INC.
BUSINESS SEGMENT FINANCIAL DATA
(Unaudited)
(in thousands)

Three months ended September 30, 2019	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$1,816	$4,636	$—	$6,452
Cost of sales	(1,197)	(2,366)	—	(3,563)
Gross margin	619	2,270	—	2,889
Selling, general and administrative	—	—	(3,822)	(3,822)
Research and development	—	—	(352)	(352)
Intangible assets abandonment	—	—	(76)	(76)
Operating income (loss) from continuing operations	$619	$2,270	$(4,250)	$(1,361)

Three months ended September 30, 2018	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$10,882	$5,188	$—	$16,070
Cost of sales	(8,116)	(2,538)	—	(10,654)
Gross margin	2,766	2,650	—	5,416
Selling, general and administrative	—	—	(4,105)	(4,105)
Research and development	—	—	(265)	(265)
Operating income (loss) from continuing operations	$2,766	$2,650	$(4,370)	$1,046

Nine months ended September 30, 2019	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$12,408	$13,147	$—	$25,555
Cost of sales	(8,061)	(6,693)	—	(14,754)
Gross margin	4,347	6,454	—	10,801
Selling, general and administrative	—	—	(12,735)	(12,735)
Restructuring charge	—	—	(625)	(625)
Research and development	—	—	(823)	(823)
Intangible assets abandonment			(127)	(127)
Operating income (loss) from continuing operations	$4,347	$6,454	$(14,310)	$(3,509)

Nine months ended September 30, 2018	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$27,872	$12,836	$—	$40,708
Cost of sales	(20,040)	(6,505)	—	(26,545)
Gross margin	7,832	6,331	—	14,163
Selling, general and administrative	—	—	(13,789)	(13,789)
Research and development	—	—	(814)	(814)
Intangible assets abandonment	—	—	(317)	(317)
Operating income (loss) from continuing operations	$7,832	$6,331	$(14,920)	$(757)

Note: Fuel Tech is an integrated company that segregates its financial results into three reportable segments. The Air Pollution Control technology segment includes technologies to reduce NOx emissions in flue gas from boilers, incinerators, furnaces and other stationary combustion sources. The FUEL CHEM®technology segment, which uses chemical processes in combination with advanced CFD and CKM boiler modeling, for the control of slagging, fouling, corrosion, opacity and other sulfur trioxide-related issues in furnaces and boilers through the addition of chemicals into the furnace using TIFI®Targeted In-Furnace Injection™ technology. The “Other” classification includes those profit and loss items not allocated by Fuel Tech to each reportable segment.

FUEL TECH, INC.
GEOGRAPHIC INFORMATION
(Unaudited)
(in thousands)
Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
United States	5,727	11,629	22,104	30,701
Foreign	725	4,441	3,451	10,007
	6,452	16,070	25,555	40,708

	September 30, 2019	December 31, 2018
Assets:
United States	$29,437	$36,784
Foreign	8,442	14,935
	$37,879	$51,719

FUEL TECH, INC.
RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$(1,278)	$1,045	$(3,512)	$(924)
Interest income	(19)	(1)	(30)	(3)
Interest expense	4	—	8	—
Income tax expense	21	—	23	2
Depreciation expense	166	147	644	502
Amortization expense	50	52	118	158
EBITDA	(1,056)	1,243	(2,749)	(265)
Intangible assets abandonment	76	—	127	374
Stock compensation expense	138	97	357	135
ADJUSTED EBITDA	(842)	1,340	(2,265)	244

Adjusted EBITDA
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.
Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.